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                            SCANA CORPORATION
                              EXHIBIT INDEX                   Sequentially
                                                                Numbered
Number                                                           Pages
    1. Underwriting Agreement
       A. Form of Selling Agency Agreement (Filed herewith).....  28
       B. Form of Terms Agreement (Filed herewith)..............  50

    2. Plan of acquisition, reorganization, arrangement, liquidation or succession
       Not applicable

    4. Instruments defining the rights of security holders, including indentures

       A. Indenture, dated as of November 1, 1989
          between the Registrant and The Bank of
          New York, as Trustee (Filed as Exhibit 4-A
          to Registration Statement No. 33-32107)...............   #

    5.  Opinion re legality

        Opinion of Asbury H. Gibbes, Esq. (Filed herewith)......  52

    8.  Opinion re tax matters
        Not Applicable

    12. Statement Re Computation of Ratios (Filed herewith).....  53

    15. Letter re unaudited interim financial information
        Not Applicable

    23. Consents Of Experts and Counsel

        A. Consent of Deloitte & Touche LLP (Filed herewith)....  54
        B. Consent of Asbury H. Gibbes (Included in his opinion filed as Exhibit 5)

    24. Power Of Attorney (Filed as Exhibit 24 to
        Registration Statement No. 33-55861)....................   #

    25. Statement of eligibility of trustee
        Statement of eligibility of The Bank of
         New York, as Trustee (Form T-1) (Filed herewith).......  55

    26. Invitation for competitive bids
        Not applicable

    27. Financial Data Schedule
        Not Applicable

    28. Information from reports furnished to State insurance regulatory authorities
        Not Applicable

    99. Additional Exhibits
        Not Applicable

# Incorporated herein by reference as indicated.



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